UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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ARCONIC INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Fellow Arconic Shareholder:

As you may know, affiliates of Elliott Management Corporation have announced their nomination of four director candidates to serve on Arconic’s Board of Directors and proposed that Arconic’s Chairman and Chief Executive Officer Klaus Kleinfeld should be replaced with a former Spirit AeroSystems CEO named Larry Lawson.

It is very clear to us that Elliott’s campaign is not really about changing Arconic’s Board composition, governance or strategic plan. Instead, Elliott is asking Arconic’s shareholders to ignore the business judgment of its 12 independent directors — who have unanimously concluded that the best interests of Arconic and all Arconic shareholders are served by the continued leadership of Mr. Kleinfeld – and defer instead to the preferences of a hedge fund with no experience operating Arconic’s business or navigating the challenges that Arconic has faced.

We urge you not to vote using any Blue proxy card you may receive from Elliott Management, and to instead vote FOR ALL of the nominees proposed by your Board of Directors on the WHITE proxy card.

Arconic’s Substantially Refreshed Board of Directors is Independent and Fully Engaged

Arconic’s Board is uniquely positioned to evaluate Arconic’s current strategic plan and management team and the validity of Elliott’s arguments. All of the directors are independent (with the exception of Mr. Kleinfeld), seven of the twelve independent directors joined the Board since the beginning of last year, and three were appointed at Elliott’s request. The six directors that joined the Board before last year were integrally involved in the strategic transformation of Alcoa Inc. that culminated in the very successful separation last year.

In addition to having both new perspectives and seasoned experience, the Board has a tremendous amount of CEO and senior-executive-level experience across a range of relevant sectors. All of the directors’ experience and access to substantial non-public information have given them an in-depth, nuanced understanding of Arconic as well as Mr. Kleinfeld’s leadership skills, ability, dedication and personality. This is a Board that has been substantially refreshed, asks tough questions and holds Arconic’s management team accountable.

The Board has taken Elliott’s criticisms very seriously and has engaged in a thorough review of Arconic’s businesses, strategy and performance, including Mr. Kleinfeld’s track record as its CEO. We remain convinced that Arconic has the right strategy and that Klaus Kleinfeld is the CEO who will make it successful.

Arconic’s Board and Management Have Been Executing Their Plan to Create Shareholder Value

Elliott seriously underestimates the vision, discipline and operational excellence that Mr. Kleinfeld brings to Arconic as CEO. After he joined the company in 2008, we took a series of bold steps to recover from the financial and aluminum crises, address a number of inherited legacy issues, and transform the business into the Arconic and Alcoa Corporation that exist today. Mr. Kleinfeld demonstrated adroit leadership skills, strategic command and the ability to execute on a complex series of transactions and initiatives.

We believe our recent separation was essential for unlocking shareholder value: Arconic has been unshackled from the aluminum price and is now charting its own course with a plan to capitalize on its market-leading positions, deep customer relationships and pipeline of innovation; while Alcoa Corporation is prudently capitalized and has benefitted from years of pruning overcapacity in our upstream portfolio and substantially improving its cost curve positions.

We are very optimistic about our future. We believe that everyone who has analyzed our business — including Elliott — cannot deny we have succeeded in building an incredible value opportunity. Management’s accomplishments — the turnaround, the transformation, the growth, the discipline — are clear, and Arconic will continue to build on them. Looking forward, the Board and management team are committed to our three-year plan and believe we have all the ingredients to readily achieve our goals. More broadly, Arconic is just the latest chapter in the evolution of a company that was founded in 1888 and has now been modernized for the future.

Arconic’s Director Nominees Have the Skills and Expertise Critical to Arconic’s Success

Your Board of Directors urges you to support the election of the following highly qualified director nominees who provide the Board with critical skills and expertise:

Amy E. Alving

Dr. Alving is a technology leader whose career spans business, government and academia. She brings extensive technology, defense and innovation experience to the Board and her valuable insights help Arconic continue to innovate and grow.

Experience and qualifications include:

•	Serving as Chief Technology Officer of Leidos Holdings, Inc., formerly Science Applications International Corporation (SAIC), one of the largest U.S. defense contractors, and creating, communicating and implementing SAIC’s technical and scientific vision and strategy.
•	Leading a major element of the military’s research and development enterprise as Director of the Special Projects Office of the Defense Advanced Research Projects Agency.

David P. Hess

Mr. Hess brings extensive knowledge in aerospace and defense markets, which are critically important to Arconic’s future. Mr. Hess’ industry knowledge, leadership and succession of key executive roles provide strategic and operational perspectives to the Board to help further drive Arconic’s strategic goals to grow and unlock the value of the Company’s aerospace business.

Experience and qualifications include:

•	Serving in various roles within the aerospace industry, including as Executive Vice President and Chief Customer Officer for Aerospace of United Technologies Corporation, President of Pratt & Whitney and President of Hamilton Sundstrand.
•	Driving Pratt & Whitney’s global operations in design, manufacture and service of aircraft engines for commercial and military aircraft while serving as President of the company.

Klaus Kleinfeld

Mr. Kleinfeld brings to the Board his knowledge of all aspects of Arconic’s global businesses. As the only management representative on the Company’s Board, Mr. Kleinfeld provides an important perspective in Board discussions about the business and strategic direction of Arconic.

Experience and qualifications include:

•	Leading Alcoa Inc.’s turnaround through the economic recession and the collapse of the aluminum market. Executing a complex and successful transformation of Alcoa Inc., including significantly restructuring the upstream businesses that became Alcoa Corporation and creating the value-add portfolio that is today Arconic. Leading the separation of the businesses to launch two strong, standalone companies — Arconic and Alcoa Corporation.
•	Presiding over the dramatic transformation of Siemens AG, reshaping the company’s portfolio around three high-growth areas, resulting in an increase of revenues and a near doubling of market capitalization.

We encourage you to elect the nominees proposed by your Board of Directors by voting FOR ALL of the Board’s nominees using your WHITE proxy card

Ulrich “Rick” Schmidt

Mr. Schmidt has extensive executive and business experience at the board and CFO level in both public and privately held companies. His background in the aerospace industry, financial management and strategic planning provides Arconic with relevant and actionable insight for the Company’s aerospace business strategy.

Experience and qualifications include:

•	Serving as Executive Vice President and Chief Financial Officer of Spirit Aerosystems Holdings, Inc. and Executive Vice President and Chief Financial Officer of Goodrich Corporation.
•	Holding various senior level roles at companies such as Invensys Limited, Everest & Jennings International Limited and ArgoTech Corporation.
•	Serving on the board of directors of aerospace supplier Precision Castparts Corporation, including acting as the chairman of Precision Castparts’ Audit Committee for eight years.

Ratan N. Tata

Mr. Tata brings significant international business expertise in a wide variety of industries. His previous leadership experience spanning the automotive, consulting and steel industries, among others, brings valuable management and industry experience and global perspective.

Experience and qualifications include:

•	Serving as Chairman of Tata Sons Limited, the holding company of the Tata Group, one of India’s largest business conglomerates.
•	Holding the role of Chairman of the major Tata Group companies, including Tata Motors, Tata Steel, Tata Consultancy and several other Tata companies.
•	Serving on the international advisory boards of a number of global organizations, including Mitsubishi Corporation, JP Morgan Chase, RollsRoyce, Temasek Trust and the Monetary Authority of Singapore.

Arconic’s Board of Directors Urges Shareholders to Vote the WHITE Proxy Card

We believe this proxy fight boils down to a simple question: Do you trust the judgment of Elliott, a hedge fund without the benefit of full information and with no fiduciary duty to you or to any other Arconic shareholder, or do you trust 12 experienced business executives who have thoroughly reviewed Elliott’s assertions and unanimously support the continued leadership of Mr. Kleinfeld? We encourage you to rely on the judgment of the Arconic Board, which is independent, objective and thoroughly dedicated to the interests of all Arconic shareholders.

Sincerely,

The Independent Directors of Arconic Inc.:

Patricia F. Russo, Lead Independent Director	Amy E. Alving

Arthur D. Collins, Jr.	David P. Hess

Sean O. Mahoney	Rajiv L. Gupta

John C. Plant	E. Stanley O’Neal

Julie G. Richardson	L. Rafael Reif

Ulrich R. Schmidt	Ratan N. Tata

Forward–Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “guidance,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to the growth of end markets and potential share gains; statements and guidance regarding future financial results or operating performance; and statements about Arconic’s strategies, outlook, business and financial prospects. Forward-looking statements are not guarantees of future performance, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, including, but not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (d) changes in discount rates or investment returns on pension assets; (e) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (h) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; and (i) the other risk factors discussed in Arconic’s Form 10-K for the year ended December 31, 2016, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

Important Additional Information

Arconic Inc. (“Arconic”) has filed a definitive proxy statement and form of associated WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for Arconic’s 2017 Annual Meeting (the “Definitive Proxy Statement”). Arconic, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of Arconic’s directors and executive officers and their respective interests in Arconic by security holdings or otherwise is set forth in the Definitive Proxy Statement. To the extent holdings of such participants in Arconic’s securities are not reported, or have changed since the amounts described, in the Definitive Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of Arconic’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of any proxy statement and other documents filed by Arconic free of charge from the SEC’s website, www.sec.gov. Arconic’s shareholders will also be able to obtain, without charge, a copy of any proxy statement and other documents filed by Arconic by directing a request by mail to Arconic, Corporate Secretary’s Office, 390 Park Avenue, New York, New York 10022-4608, by calling Arconic’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-750- 5836, or from Arconic’s website at www.arconic.com.

Vote FOR ALL on the WHITE proxy card from ARCONIC

Disregard the BLUE proxy card from Elliott Management